EXHIBIT 99.1

Scientific Games First Quarter Revenues Up 13% to $208 Million
Earnings per diluted share of $0.24 net of stock compensation expense and unusual charges; $0.29 excluding stock compensation expense and unusual charges

NEW YORK, May 3, 2006 — Scientific Games [Nasdaq:SGMS] today reported first quarter 2006 revenues of $208.1 million, up 13 percent from $184.6 million in the first quarter of 2005. Net income was $22.4 million or $0.24 per diluted share, net of $6.4 million of stock compensation expense and other unusual charges, up 6 percent from $21.0 million and $0.23 per diluted share in the first quarter of 2005. Non-GAAP adjusted net income before stock compensation expense and unusual charges was $26.9 million or $0.29 per diluted share, up 28 percent from the first quarter of 2005.

EBITDA (earnings before interest, taxes, depreciation and amortization — see the following EBITDA definition and reconciliation) for the first quarter of 2006 was $56.2 million, up 10 percent from the first quarter of 2005. Excluding the stock compensation expense and unusual charges, adjusted EBITDA for the first quarter of 2005 was $62.4 million, or approximately 22 percent ahead of $51.3 million for the first quarter of 2005.

This is the first quarter in which Scientific Games has reported through its three new reporting segments: Printed Products, Lottery Systems and Diversified Gaming, noted Lorne Weil, Chairman and CEO of Scientific Games. “We changed our reporting segments to reflect the way we currently manage our business,” he said. The Printed Products Group includes instant tickets and related services, licensed brand games and prepaid telephone cards; the Lottery Systems Group includes lottery systems and technology for, and the operation of online lotteries; and the Diversified Gaming Group includes pari-mutuel operations, off-track wagering, sports betting and other non-lottery gaming initiatives. The Diversified Gaming Group will also include the Global Draw business beginning in the second quarter of 2006.

“Revenue growth in the Lottery Systems Group was particularly strong in the first quarter. Year-over-year growth in service revenue and service gross profit were 32 percent and 31 percent respectively, with about half of the revenue growth coming from new contracts and half from growth in ‘same store sales’,” said Weil. Revenue and profitability levels of the three newest contracts- Colorado, Catalunya and Oklahoma- improved relative to the fourth quarter of last year, but were still below average and below target.

 “We also continue to see strong demand for our instant lottery tickets and services, particularly our licensed brands and cooperative services. International instant ticket growth continues to be driven by Italy, where the market is now at an annual rate of over three billion euros of retail sales. Overall, Printed Products Group service revenues were up 12 percent in the quarter; with new contracts ramping up, new orders for Major League Baseball instant tickets, and expanded capacity in our UK printing facility, we expect instant ticket sales to accelerate in the coming quarters.”

While revenue in the Diversified Gaming Group was essentially flat year-over-year, EBITDA increased by 5.4 percent from $7.0 million in 2005 to $7.4 million in 2006, largely as a function of cost reduction initiatives that began in the second half of 2005.

Added Weil, “We made good progress during the quarter regarding SG&A.” Excluding severance charges of $0.9 million, business unit SG&A declined from $21.0 million, or 11.4 percent of revenues in 2005, to $20.3 million, or 9.7 percent of revenues in 2006. Similarly, excluding the $4.5 million of stock compensation expense and the SERP expense, unallocated corporate expense declined from $7.0 million, or 3.8 percent of revenues in 2005 to $6.6 million, or 3.2 percent of revenues in 2006, notwithstanding the addition of significant corporate personnel expense as reported last quarter.

In addition to the non-cash stock compensation expense mentioned above, pre-tax unusual charges included:

•                  Severance costs paid in conjunction with a reduction in force of $1.3 million.

•                  A CPI (Consumer Price Index) adjustment of $0.3 million on the SERP termination charge taken in the fourth quarter of 2005.

•                  Interest expense paid on the EssNet acquisition before closing of $0.3 million.

Business development was strong in the quarter, highlighted by the award of the instant ticket contract for the New York Lottery, the largest lottery in the United States, and the completion of the EssNet purchase. Shortly after the close of the quarter, we completed the acquisition of Global Draw. Equally important was the continued stream of contract renewals, including the Washington State, West Virginia, and Illinois lotteries, and the Mohegan Sun racebook facilities management contract, one of the most profitable in the Diversified Gaming Group.

At the end of the quarter, just before Opening Day, Scientific Games completed a licensing deal with Major League Baseball that will include team-oriented games and prizes. A Red Sox themed game for the Massachusetts Lottery had an extremely strong launch early in the second quarter, to be followed shortly by a “Subways Series” game featuring the Yankees and Mets for the New York Lottery. The Company was also named the apparent successful vendor for new instant ticket contracts to be the primary supplier to the New Hampshire Lottery and the secondary supplier to the Maryland Lottery. Both lotteries had not previously been an instant ticket customer of Scientific Games.

Conference Call Details

Scientific Games Corporation invites you to join its conference call tomorrow at 8:30 a.m. EDT. To access the call live via webcast please visit www.scientificgames.com and click on the webcast link. To access the call by telephone, please dial (866) 713-8565 (US & Canada) or (617) 597-5324 (International) fifteen minutes before the start of the call. The Conference ID# is 18083988. The call will be archived for replay on the company’s website for 30 days under the “Investors” tab.

About Scientific Games

Scientific Games Corporation is the leading integrated supplier of instant tickets, systems and services to lotteries, and the leading supplier of wagering systems and services to pari-mutuel operators. It is also a licensed pari-mutuel gaming operator in Connecticut and the Netherlands and is a leading supplier of prepaid phone cards to telephone companies. Scientific Games’ customers are in the United States and more than 60 other countries. For more information about Scientific Games, please visit our web site at www.scientificgames.com.

Forward-Looking Statements

In this press release we make “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate,” or the negatives thereof, variations thereon or similar terminology.

These forward-looking statements generally relate to plans and objectives for future operations and are based upon management’s reasonable estimates of future results or trends. Although we believe that the plans and objectives reflected in or suggested by such forward-looking statements are reasonable, such plans or objectives may not be achieved.

Actual results may differ from projected results due, but not limited, to unforeseen developments, including developments relating to the following:

•                  economic, competitive, demographic, business and other conditions in our local and regional markets;

•                  changes or developments in the laws, regulations or taxes in the gaming and lottery industries;

•                  actions taken or omitted to be taken by third parties, including customers, suppliers, competitors, members and shareholders, as well as legislative, regulatory, judicial and other governmental authorities;

•                  changes in business strategy, capital improvements, development plans, including those due to environmental remediation concerns, or changes in personnel or their compensation, including federal, state and local minimum wage requirements;

•                  the availability and adequacy of our cash flow to satisfy our obligations, including our debt service obligations and our need for additional funds required to support capital improvements, development and acquisitions;

•                  an inability to renew or early termination of our contracts;

•                  an inability to engage in future acquisitions;

•                  the loss of any license or permit, including the failure to obtain an unconditional renewal of a required gaming license on a timely basis; and

•                  resolution of any pending or future litigation in a manner adverse to us.

Actual future results may be materially different from what we expect. We will not update forward-looking statements even though our situation may change in the future.

Non-GAAP Disclosure

EBITDA, as included herein, represents operating income plus depreciation and amortization expenses. EBITDA is included in this document as it is a basis upon which we assess our financial performance, and it provides useful information regarding our ability to service our debt. EBITDA should not be considered in isolation or as an alternative to net income, cash flows from operations, or other consolidated income or cash flow data prepared in accordance with generally accepted accounting principles as measures of our profitability or liquidity. EBITDA as defined in this document may differ from similarly titled measures presented by other companies.

Adjusted EBITDA, non-GAAP adjusted net income and non-GAAP adjusted net income per diluted share are non-GAAP financial measures that are presented as supplemental disclosures and are reconciled to GAAP net income in financial schedules accompanying this release. In calculating the adjusted financial measures, the Company excludes certain expenses which it believes are unusual in nature, in order to facilitate an understanding of the Company’s operating performance.

The Company’s management uses these adjusted financial measures in conjunction with GAAP financial measures to monitor and evaluate its operating performance and to facilitate internal and external comparisons of the historical operating performance of the Company and its business units. The Company’s management believes that these adjusted financial measures are useful to investors to provide them with disclosures of the Company’s operating results on the same basis as that used by the Company’s management. Additionally, the Company’s management believes that these adjusted financial measures provide useful information to investors about the performance of the Company’s overall business because such financial measures eliminate the effects of unusual charges that are not directly attributable to the Company’s underlying operating performance. The Company’s management also believes that because it has historically provided such non-GAAP financial measures in its earnings releases, continuing to do so provides consistency in its financial reporting and continuity to investors for comparability purposes. Accordingly, the Company’s management believes that the presentation of the adjusted non- GAAP financial measures, when used in conjunction with GAAP financial measures, provides both management and investors with useful financial information that can be used in assessing the Company’s financial condition and operating performance.

The adjusted financial measures should not be considered in isolation or as a substitute for net income or net income per diluted share prepared in accordance with GAAP. The adjusted financial measures as defined in this document may differ from similarly titled measures presented by other companies. The adjusted financial measures, as well as other information in this document should be read in conjunction with the Company’s financial statements filed with the Securities and Exchange Commission.

Contact Information:

Investor Relations— Scientific Games Corporation — (212) 754-2233

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

Three Months Ended March 31, 2005 and 2006
(Unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2005	2006
Operating revenues:
Services	$155,754	176,960
Sales	28,802	31,169
	184,556	208,129
Operating expenses :
Cost of services (exclusive of depreciation and amortization)	85,249	94,948
Cost of sales (exclusive of depreciation and amortization)	20,274	24,544
Selling, general and administrative expenses	27,728	32,392
Depreciation and amortization	14,475	19,292
Operating income	36,830	36,953
Other deductions:
Interest expense	6,410	7,202
Equity in net (income) loss of joint ventures	543	(1,576)
Other income	(144)	(643)
	6,809	4,983
Income before income tax expense	30,021	31,970
Income tax expense	9,006	9,600
Net income	$21,015	22,370

Basic and diluted net income per share:
Basic net income	$0.24	0.25
Diluted net income	$0.23	0.24
Weighted average number of shares used in per share calculations:
Basic shares	88,616	90,166
Diluted shares	91,968	93,172

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
SELECTED CONSOLIDATED BALANCE SHEET DATA

December 31, 2005 and March 31, 2006
(Unaudited, in thousands)

	December 31,	March 31,
	2005	2006
Assets:
Cash and cash equivalents	$38,942	37,205
Other current assets	215,611	237,632
Property and equipment, net	366,219	388,618
Long-term assets	551,741	664,370
Total assets	$1,172,513	1,327,825

Liabilities and Stockholders’ Equity:
Current portion of long-term debt	$6,055	5,798
Other current liabilities	135,307	172,560
Long-term debt, excluding current portion	574,680	640,387
Other long-term liabilities	69,638	83,726
Stockholders’ equity	386,833	425,354
Total liabilities and stockholders’ equity:	$1,172,513	1,327,825

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED SEGMENT OPERATING DATA

Three Months Ended March 31, 2005 and 2006
 (Unaudited, in thousands)

	Three Months Ended March 31, 2005
	Printed Products Group	Lottery Systems Group	Diversified Gaming Group	Totals
Service revenues	$83,517	39,874	32,363	155,754
Sales revenues	18,629	9,816	357	28,802
Total revenues	102,146	49,690	32,720	184,556
Cost of services (1)	43,159	20,730	21,360	85,249
Cost of sales (1)	13,508	6,351	415	20,274
Selling, general and administrative expenses	10,405	6,713	3,915	21,033
Depreciation and amortization (2)	4,349	6,513	3,338	14,200
Segment operating income	$30,725	9,383	3,692	43,800
Unallocated corporate expense				6,970
Consolidated operating income				$36,830

	Three Months Ended March 31, 2006
	Printed Products Group	Lottery Systems Group	Diversified Gaming Group	Totals
Service revenues	$93,579	52,717	30,664	176,960
Sales revenues	14,121	14,699	2,349	31,169
Total revenues	107,700	67,416	33,013	208,129
Cost of services (1)	46,291	27,673	20,984	94,948
Cost of sales (1)	10,773	11,592	2,179	24,544
Selling, general and administrative expenses	11,356	7,449	2,441	21,246
Depreciation and amortization (2)	5,185	10,493	3,396	19,074
Segment operating income	$34,095	10,209	4,013	48,317
Unallocated corporate expense				11,364
Consolidated operating income				$36,953

(1)    Exclusive of depreciation and amortization

(2)    Includes amortization of service contract software

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CALCULATION OF NON-GAAP ADJUSTED NET INCOME
(Unaudited, in thousands, except per share amounts)

Three Months Ended March 31, 2006
Income before income tax expense	$31,970
Add: Unusual Lottery Systems Group charges	1,336
Add: Stock compensation and unusual Corporate charges	5,071
Non-GAAP adjusted income before income tax expense	38,377
Non-GAAP income tax expense	11,521
Non-GAAP adjusted net income	$26,856
Diluted non-GAAP adjusted net income per share	$0.29

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
RECONCILATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(Unaudited, in thousands)

	Three Months Ended March 31,
	2005	2006
Net income	$21,015	22,370
Add: Income tax expense	9,006	9,600
Add: Depreciation and amortization expense	14,475	19,292
Add: Other deductions	6,809	4,983
EBITDA	$51,305	56,245

Add: Unusual Lottery Systems Group severance charges	—	1,336
Add: Stock compensation and unusual Corporate charges	—	4,808
Adjusted EBITDA	$51,305	62,389

See “Non-GAAP Disclosures” — For non-GAAP financial measures explanations.